Joint Filing Agreement and Power of Attorney

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each undersigned party hereby agrees to the joint filing, on behalf of such undersigned party with respect to the common stock, par value $0.04 per share, of Contango Oil & Gas Company, a Delaware corporation, of any and all forms (s), statement(s), report(s), and/or documents required to be filed by such undersigned party under Section 13(d) and/or Section
16 of the Exchange
Act (including any amendment(s), supplement(s), and/or exhibit(s) thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange or national securities association, also with such exchange or association as may be required by applicable laws , rules and regulations), and each undersigned party further agrees that this Joint Filing Agreement and Power of Attorney may be included as an Exhibit to such joint filing.

Know all men by these presents, that each undersigned party hereby constitutes and appoints Mark A. Sellers as the true and lawful attorney-in-fact and agent of such undersigned party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such undersigned party, place and stead, in any and all capacities,

(i) to execute any and all form(s), statement(s), report(s), and/or document(s) required to be filed by such undersigned party under
Section 13(d) and/or Section 16 of the Exchange Act
(including
any and all amendment(s), supplement(s) and/or exhibit(s) thereto), for, in the name of, and on behalf of such undersigned party;

(ii) to do and perform any and all acts for, in the name of, and on behalf of such undersigned party which said attorney-in-fact determines may be necessary or appropriate to complete and execute any and all such form(s), statement(s), report(s), and/or document(s), any and all such amendment(s), supplement(s), and/or exhibit(s) thereto, and any and all other document(s) in connection therewith;

 (iii) to file such form(s), statement(s), report(s), and/or document(s), any and all such amendment(s), supplement(s), and/or exhibit(s) thereto, and any and all other document(s) in connection therewith with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange or national securities association, also with such exchange or association as may be required by applicable laws , rules and regulations); and

(iv) to perform any and all other acts that said attorney-in-fact or agents determines may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such undersigned party, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as said attorney-in-fact and agents might or should do in person, hereby ratifying and confirming all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Each undersigned party acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of such undersigned party, is not assuming any of the responsibilities of the undersigned to comply with Sections 13(d) or 16 of the Exchange Act and the rules and regulations promulgated thereunder. This
Joint Filing Agreement and Power of Attorney shall remain in full force and effect until revoked by any undersigned party, with respect to such undersigned party, in a signed writing delivered to said attorneys-in-fact and agents, or any of them.

     IN WITNESS WHEREOF, each undersigned party, being duly authorized, has caused this Joint Filing Agreement and Power of Attorney to be executed and effective as of September 20, 2007.

SELLERS MASTER FUND LTD.
By: /s/ Mark A. Sellers
Name: By:  Mark A. Sellers
Title: Managing Member, Sellers Capital LLC

SELLERS CAPITAL LLC.
By: /s/ Mark A. Sellers
Name: Mark A. Sellers
Title: Managing Member

MARK A. SELLERS
By: /s/ Mark A. Sellers